EXHIBIT 99.1

Civeo Corporation Comments on Recent Macroeconomic Developments and Issues Fourth Quarter 2016 Preliminary Financial Information and 2017 Financial Guidance

HOUSTON, Jan. 26, 2017 (GLOBE NEWSWIRE) -- Civeo Corporation (NYSE:CVEO) announced today preliminary estimated financial information for the quarter ended December 31, 2016, its assessment of recent macroeconomic developments affecting its business and its financial outlook for the year ending December 31, 2017.

“In recent months, several catalysts have emerged which should have favorable intermediate to long-term implications for Civeo’s core end markets. The prices of both crude oil and metallurgical coal have recovered meaningfully from recent cyclical lows. In the short term, this commodity price recovery creates better financial flexibility for our upstream oil and gas and metals and mining customers. Over the longer term, we believe that the rebound in commodity prices, coupled with other recent macroeconomic developments, may support a more constructive outlook for our business,” said Bradley Dodson, President and Chief Executive Officer.

“In Canada, the recent regulatory approval of major pipeline projects has the potential to both drive incremental demand for mobile accommodations assets and improve take-away capacity for Canadian oil sands producers over the longer term. Additionally, we believe that the Keystone XL pipeline in the U.S., if constructed, would be a positive catalyst for Canadian oil sands producers, as it would bolster confidence in future take-away capacity from the region to Gulf Coast refiners. As such, we are optimistic given the recent support for this pipeline project from the Trump administration. Both our U.S. and Australian divisions are also witnessing positive underlying momentum. In the U.S., recovery in oil prices has triggered a resurgence in U.S. drilling and completion activity. In Australia, the contract settlement price for met coal has risen from a low of $81 per tonne in early 2016 to a recent contract settlement price of $285 per tonne in the first quarter of 2017. While spot met coal prices have fallen below $200 per tonne in 2017, this remains at a level which we expect to drive increased activity over the longer term.”

Mr. Dodson concluded, “Taken together, these macroeconomic developments are positive for our customers and for the underlying demand for our services. However, in the short term, given the duration and severity of the recent downturn, we do not believe these developments will have a material impact on Civeo’s financial results in 2017. Accordingly, we will continue to focus on enhancing the quality of our operations, delivering against our expectations, maintaining financial vigilance and executing our long-term growth initiatives as market conditions improve.”

PRELIMINARY FOURTH QUARTER 2016 FINANCIAL INFORMATION

Although the Company’s financial statements for the quarter ended December 31, 2016 are not complete, certain preliminary estimated financial information is available. Based upon such preliminary estimated financial information and consistent with its previously announced guidance, the Company estimates revenues for the fourth quarter of 2016 to be in the range of $89 million to $92 million and EBITDA for the fourth quarter of 2016 to be in the range of $16 million to $18 million. EBITDA is a non-GAAP financial measure that is defined as net income plus interest, taxes, depreciation and amortization. Please see reconciliation to GAAP measures at the end of this news release.

FULL YEAR 2017 GUIDANCE

The Company anticipates full year 2017 revenues of $337 million to $353 million and EBITDA of $60 million to $65 million, respectively. The Company expects 2017 capital expenditures of approximately $15 million to $18 million for the full year 2017.  The 2017 guidance does not include any impact of the potential construction of the Keystone XL pipeline or the recently approved Canadian pipelines.

ABOUT CIVEO

Civeo Corporation is a leading provider of workforce accommodations with prominent market positions in the Canadian oil sands and the Australian natural resource regions. Civeo offers comprehensive solutions for housing hundreds or thousands of workers with its long-term and temporary accommodations solutions and provides catering, facility management, water systems and logistics services. Civeo currently owns a total of 19 lodges and villages in operation in Canada and Australia, with an aggregate of more than 23,000 rooms. Civeo is publicly traded under the symbol CVEO on the New York Stock Exchange. For more information, please visit Civeo's website at www.civeo.com.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the accommodations industry, risks associated with the level of supply and demand for oil, coal, natural gas, iron ore and other minerals, including the level of activity and developments in the Canadian oil sands, the level of demand for coal and other natural resources from Australia, and fluctuations in the current and future prices of oil, coal, natural gas, iron ore and other minerals, risks associated with currency exchange rates, risks associated with the Company’s migration to Canada, including, among other things, risks associated with changes in tax laws or their interpretations, risks associated with the development of new projects, including whether such projects will continue in the future, and other factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2015, and other reports the Company may file from time to time with the U.S. Securities and Exchange Commission. Each forward-looking statement contained in this news release speaks only as of the date of this release. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Financial Schedules Follow

CIVEO CORPORATION NON-GAAP RECONCILIATION PRELIMINARY FOURTH QUARTER 2016 FINANCIAL INFORMATION (in millions) (unaudited)

Although our financial statements for the quarter ended December 31, 2016 are not complete, certain preliminary estimated financial information is available. Based upon such preliminary estimated financial information, we estimate the following range of financial information:
	QUARTER ENDED DECEMBER 31, 2016
EBITDA Range (1)	$16.0	$18.0

(1) The term EBITDA is defined as net income (loss) plus interest, taxes, depreciation and amortization.
EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA as supplemental disclosures because its management believes that EBITDA provides useful information regarding the Company's ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.

The following table sets forth a reconciliation of estimated EBITDA to estimated loss before income taxes, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles based upon the preliminary estimated financial information available (in millions) (unaudited):

	QUARTER ENDED DECEMBER 31, 2016

Loss before income taxes	$(19.8)	$(18.8)
Depreciation and amortization	30.1	31.1
Interest expense	5.7	5.7
EBITDA Range	$16.0	$18.0

CIVEO CORPORATION NON-GAAP RECONCILIATION - 2017 GUIDANCE (in millions) (unaudited)

	YEAR ENDING DECEMBER 31, 2017
EBITDA Range (1)	$60.0	$65.0

(1) The following table sets forth a reconciliation of estimated EBITDA to estimated net income
(loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles (in millions) (unaudited):

	YEAR ENDING DECEMBER 31, 2017
	(estimated)

Net loss	$(75.0)	$(72.0)
Income tax benefit	(10.0)	(8.0)
Depreciation and amortization	124.0	124.0
Interest expense	21.0	21.0
EBITDA Range	$60.0	$65.0

Contacts:

Frank C. Steininger
Civeo Corporation
Senior Vice President and Chief Financial Officer
713-510-2400

Marc Cunningham or
Jeffrey Spittel
FTI Consulting
713-353-5407